CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 16, 1998, in the Registration Statement (Form S-1 No. 333-000) and related Prospectus of Cunningham Graphics International, Inc. for the registration of 2,415,000 shares of its common stock.



Princeton, New Jersey
February 19, 1998

                                                      /s/Ernst & Young LLP